SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


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                  computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the
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paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

From:   The Committee to Revitalize    For Release:      IMMEDIATELY
        Dominion Bridge Corporation
                                       Contact:          John D. Kuhns
                                                         (212) 953-1010 or
                                                         (860) 435-7000
                                                         John M. Dutton
                                                         (213) 630-4401
                                                         Henry Hermann
                                                         Kuhns Brothers & Co.
                                                         (214) 871-0404



                     COMMITTEE TO REVITALIZE DOMINION BRIDGE
                   RECEIVES APPROVAL FROM 47% OF SHAREHOLDERS;
                  ANNOUNCES EXTENSION OF SOLICITATION DEADLINE



                  New York -- August 18, 1997 -- The Committee to Revitalize Dominion Bridge Corporation announced today that it has obtained the affirmative endorsement from approximately 47% of the shareholders of Dominion Bridge Corporation (NASDAQ: DBCO) for the Committee's proposal to oust the Company's senior management.

                  Based on this success, the Committee plans to continue its solicitation effort. Accordingly, the Committee will set August 20, 1997 as the new record date for written consents and will be asking shareholders to once again vote to oust the Company's senior management.

                  Mr. John D. Kuhns, the Committee's chairman, stated: "The level of support we have received from shareholders is just outstanding. If this had been a regular shareholder meeting, we would have had more than enough votes to elect a slate of directors supporting the Committee's objective. Based on this outcome, it is clear that Messrs. Marangere and Matossian lack any legitimacy to represent shareholders or negotiate transactions with third parties. We trust that the Board of Directors can appreciate this fact and begin working with the Committee to implement its objectives. In order to ensure that this will happen, we are extending our consent solicitation for another two months with the goal of bringing the Board and the Company's senior management toward the realization that immediate changes are warranted."